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                                                                   EXHIBIT 10.23



                               DEED OF TRUST NOTE


$10,035,000.00                                             Baltimore, Maryland
                                                           May 22, 1986


         FOR VALUE RECEIVED, HEALTH PARK HOUSING LIMITED PARTNERSHIP, a Maryland Limited Partnership, promises to pay to MERCANTILE-SAFE DEPOSIT AND TRUST COMPANY, Trustee, a Maryland banking corporation, or order, at its principal office at 2 Hopkins Plaza, Baltimore, Maryland 21201, or at such other place as may be designated in writing by the holder of this Note, the principal sum of Ten Million Thirty-Five Thousand Dollars ($10,035,000.00), with interest from date at the rate of Nine and Sixty-Five Hundredths Percent (9.65%) per annum on the unpaid balance up to and including the cut-off date established or selected for cost certification purposes, and Nine and Sixty-Five Hundredths Percent (9.65%) beginning with the date following cost certification cutoff up to and including the date of final endorsement (interim rate) or the scheduled date for commencement of amortization, whichever comes first. Thereafter, interest shall be payable at the rate of Nine and Sixty-Five Hundredths Percent (9.65%) per annum (permanent loan rate) on the unpaid balance until paid. The principal and interest shall be payable in monthly installments as follows:

         Interest alone shall be payable monthly on the first day of June, 1986 and on the first day of each and every month thereafter up to and including February 1, 1988. Thereafter commencing on the first day of March, 1988, monthly installments of interest and principal shall be paid in the sum of Eighty-Two Thousand Four Hundred Sixty-Two Dollars and Forty-Eight Cents ($82,462.48) each, such payments to continue monthly thereafter on the first of each month until the entire indebtedness has been paid. In any event, the balance of principal (if any) remaining unpaid, plus accrued interest shall be due and payable on February 1, 2028. The installments of interest and principal shall be applied first to interest at the rate of Nine and Sixty-Five Hundredths Percent (9.65%) per annum upon the principal sum or so much thereof as shall from time to time remain unpaid and the balance thereof shall be applied on account of principal.

         If default be made in the payment of any installment under this Note, and if such default is not made good prior to the due date of the next such installment, the entire principal sum and accrued interest shall at once become due and payable without notice, at the option of the holder of this Note. Failure to exercise this option shall not constitute a waiver of the right to exercise the same in the event of any subsequent default.

         Except as provided in Addendum 6 to the Deed of Trust secured hereby, the Loan may not be prepaid in whole or in part prior to June 1, 2000. On or after July 1, 2000, the Loan may be prepaid in whole (but not in part) upon at least thirty (30) days prior written notice to the Holder and further upon payment of a premium or charge at least 120 days prior to the prepayment date equal to the costs of redeeming Howard County, Maryland Mortgage Revenue Bonds, Series 1985 (FHA Insured Mortgage Loan - The Heartlands Elderly Apartments Project) including payment of redemption premiums on the Bonds and interest accrued to the redemption date, however, that this paragraph shall not apply to any prepayment which is made by the Maker



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or on  this  behalf  pursuant  to  (i) a  requirement  of  the  Federal  Housing
Commission and (ii) any prepayment arising in connection with Paragraph 11 and/or paragraph 16 of the Deed of Trust.

         In the event the Maker hereof shall fail to make any monthly payment due to the Holder hereof within fifteen (15) days from the due date thereof, the Holder may, at its option, impose a late charge in addition to any other sums due and payable, upon the Maker hereof of two cents ($.02) for each one dollar ($1.00) of interest and/or principal which is more than fifteen (15) days in arrears.

         All parties to this Note, whether principal, surety, guarantor, or endorser hereby waive presentment for payment, demand, protest, notice of protest, and notice of dishonor.

         The Maker hereof represents and warrants that it is a business or commercial organization within the meaning of the Commercial Law Article, Title 12, Sections 101 and 103 (e) of the Annotated Code of Maryland (1983 Rep.Vol.), and further represents and warrants that the loan evidenced by this Deed of Trust Note was made and transacted solely for the purpose of carrying on or acquiring a business or commercial enterprise within the meaning of said Commercial Law Article, Title 12, Sections 101 and 103(e) of the Annotated Code of Maryland (1983 Rep. Vol.).

         THE MAKER, ITS GENERAL AND LIMITED PARTNERS, AND ANY PERSON WHO MAY IN THE FUTURE BECOME A GENERAL OR LIMITED PARTNER, ASSUMES NO PERSONAL LIABILITY HEREOF EXCEPT AS SET FORTH IN THE DEED OF TRUST OF EVEN DATE HEREWITH GIVEN TO SECURE THIS INDEBTEDNESS.

         IN WITNESS WHEREOF, HEALTH PARK HOUSING LIMITED PARTNERSHIP has caused this instrument to be executed in its partnership name by Henry J. Knott , Jr., as General Partner of HEALTH PARK HOUSING LIMITED PARTNERSHIP, as of the day and year first above written.

WITNESS:                           HEALTH PARK HOUSING LIMITED
                                   PARTNERSHIP



/s/                                 By: /s/ Henry J. Knott, Jr.           (SEAL)
                                       ---------------------------
                                        Henry J. Knott, Jr.





         This Note is secured by a Deed of Trust of even date herewith covering land and improvements in Howard County, Maryland, and is identified by the signature of one of the Trustees of the Deed of Trust.



                                     /s/  L. Sandra Despeaux
                                     ---------------------------------
                                     Trustee:  L. Sandra Despeaux





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         THIS IS TO CERTIFY that this is the Note described in, and secured by,
Deed of Trust of even date herewith, and in the same principal amount as herein, and covering real estate in the County of Howard, State of Maryland.

         Date this 22nd, day of May, 1986.


                                          /s/

                                          Notary Public



My Commission Expires:  7/1/86













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